THRIVENT SERIES FUND, INC.

Form N-SAR for

Fiscal Period Ended 6-30-13

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

2.	Results of Special Shareholder Meetings of Thrivent Partner Socially Responsible Stock Portfolio, Thrivent Partner All Cap Growth Portfolio, Thrivent Partner All Cap Value Portfolio and Thrivent Balanced Portfolio. (Item 77.C. and 77.M.)

N-SAR FILING

THRIVENT SERIES FUND, INC.

Transactions Effected Pursuant to Rule 10f-3

For the six months ending June 30, 2013

Fund	Trade Date	CUSIP/ISIN	Issuer	144A	Price	Par/ Amount	Issue Size	Percent	Broker	Participating Underwriters	Selling Concession
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	01/03/2013	22234XAF6	COUNTRY GARDEN HOLDINGS CO LTD	Y	100.00	200,000	750,000,000	0.0267%	JP MORGAN SECURITIES PLC	GOLDMAN SACHS & CO, BOCI SECURITIES LIMITED, JP MORGAN SECURITIES LLC	Underwriting spread 1.5000%
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	01/22/2013	P3772NHK1	REPUBLIC OF COLOMBIA	Y	99.179	510,000	1,000,000,000	0.0510%	DEUTSCHE BANK AG	GOLDMAN SACHS & CO, DEUTSCHE BANK SECURITIES, INC.	Underwriting spread 0.2500%
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	01/28/2013	4651387N9	STATE OF ISRAEL	Y	98.574	350,000	1,000,000,000	0.0351%	CITIGROUP GLOBAL MARKETS INC.	GOLDMAN SACHS & CO, BARCLAYS CAPITAL INC, CITIGROUP GLOBAL MARKETS INC.	Underwriting spread 0.2500%
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	01/29/2013	219859AA3	CORPGROUP BANKING SA	Y	99.985	290,000	500,000,000	0.0580%	DEUTSCHE BANK AG	GOLDMAN SACHS & CO, DEUTSCHE BANK SECURITIES, INC.	Underwriting spread 0.4000%
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	02/12/2013	445545AH9	HUNGARY	Y	99.564	510,000	2,000,000,000	0.0255%	DEUTSCHE BANK AG	GOLDMAN SACHS & CO, BNP PARIBAS, CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC.	Underwriting spread 0.1750%
THRIVENT PARTNER MID CAP VALUE PORTFOLIO	03/19/2013	90187B101	TWO HARBORS INVESTMENT CORP	Y	13.46	96,750	50,000,000	0.1935%	CREDIT SUISSE SECURITIES (USA) LLC	GOLDMAN SACHS & CO, BARCLAYS CAPITAL INC, CREDIT SUISSE SECURITIES (USA) LLC	Underwriting commission $0.185
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	04/11/2013	26832KAA2	EDC FINANCE LTD	Y	100.000	300,000	600,000,000	0.0501%	MERRILL LYNCH PIERCE FENNER, & SMITH	GOLDMAN SACHS & CO, MERRILL LYNCH PIERCE FENNER, & SMITH, SBERBANK CIB LTD	Underwriting spread 0.3000%
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	05/02/2013	12625GAD6	CNOOC FINANCE 2013 LTD	Y	98.515	280,000	500,000,000	0.0561%	CITIGROUP GLOBAL MARKETS, INC.	GOLDMAN SACHS & CO, BANK OF CHINA LTD, BOCI SECURITIES, CHINA INTERNATIONAL CAPITAL CORP, CITIGROUP GLOBAL MARKETS INC., CREDIT SUISSE SECURITIES, MERRILL LYNCH PIERCE FENNER, & SMITH, UBS SECURITIES	Underwriting spread 0.2300%

THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	05/02/2013	12625GAC8	CNOOC FINANCE 2013 LTD	Y	98.477	1,300,000	2,000,000,000	0.0650%	CITIGROUP GLOBAL MARKETS, INC.	GOLDMAN SACHS & CO, BANK OF CHINA LTD, BOCI SECURITIES, CHINA INTERNATIONAL CAPITAL CORP, CITIGROUP GLOBAL MARKETS INC., CREDIT SUISSE SECURITIES, MERRILL LYNCH PIERCE FENNER, & SMITH, UBS SECURITIES	Underwriting spread 0.2300%
THRIVENT PARTNER MID CAP VALUE PORTFOLIO	05/02/2013	45685E106	ING US INC	Y	19.50	90,188	1,271,300,000	0.0071%	MORGAN STANLEY & CO, LLC	GOLDMAN SACHS & CO, BARCLAYS CAPITAL INC, BNY MELLON CAPITAL MARKETS, CITIGROUP GLOBAL MARKETS INC., COMMERZBANK CAPITAL MARKETS CORP, CREDIT SUISSE SECURITIES (USA) LLC, DEUTSCHE BANK, EVERCORE GROUP, HSBC SECURITIES, ING FINANCIAL MARKETS, JP MORGAN, KEEFE BRUYETTE & WOODS, MEDIOBANCA BANCA, MERRILL LYNCH CAP MKTS	Underwriting commission $0.700
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	05/15/2013	856899AB5	STATE GRID OVERSEAS INV	Y	98.982	600,000	1,000,000,000	0.0600%	MORGAN STANLEY & CO. LLC	GOLDMAN SACHS & CO, BOCI SECURITIES, CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC., HSBC SECURITIES, INDUSTRIAL AND COMMERCIAL BANK OF CHINA, JP MORGAN, MORGAN STANLEY, UBS SECURITIES	Underwriting spread 0.3500%

THRIVENT PARTNER MID CAP VALUE PORTFOLIO	05/16/2013	23317H102	DEVELOPERS DIVERSIFIED REALTY	Y	18.90	65,809	642,600,000	0.0103%	KEYBANC CAPITAL MARKETS INC.	GOLDMAN SACHS & CO, CAPITAL ONE SOUTHCOAST INC, CITIGROUP GLOBAL MARKETS, DEUTSCHE BANK SECURITIES, INC., HUNTINGTON INVESTMENT COMPANY, JP MORGAN SECURITIES, KEYBANC CAPITAL MARKETS, PNC CAPITAL MARKETS, RBC CAPITAL MARKETS, ROBERT W BAIRD, SCOTIA CAPITAL, WELLS FARGO SECURITIES	Underwriting commission $0.684
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	05/17/2013	87336U105	TABLEAU SOFTWARE	Y	31.00	2,702	254,200,000	0.0011%	MORGAN STANLEY & CO, LLC	GOLDMAN SACHS & CO, BMO CAPITAL MARKETS, CREDIT SUISSE SECURITIES, JP MORGAN SECURITIES, JMP SECURITIES, MORGAN STANLEY & CO, UBS SECURITIES	Underwriting commission $2.17